Amendment No. 5 to the Contract between EchoStar XXIV L.L.C. and Maxar Space LLC for the Jupiter 3 Satellite Program This Amendment No. 5 (“Amendment No. 5”) to the Contract between EchoStar XXIV L.L.C. (hereinafter referred as “EchoStar” or “Purchaser”) and Maxar Space LLC (hereinafter referred as “Maxar” or “Contractor”), dated April 19, 2017, and that certain Amendment No. 1 made as of October 1, 2018, that certain Amendment No. 2 made as of November 16, 2022, that certain Amendment No. 3 made as of March 24, 2023, and that certain Amendment No. 4 made as of June 9, 2023 (collectively referred to hereinafter as the “Contract”) is made as of July 17, 2023 (the “Amendment No. 5 Effective Date”) by and between EchoStar and Maxar (collectively, the “Parties”). Capitalized terms used but not defined in this Amendment No. 5 have the meanings given to them in the Contract. WHEREAS, an opportunity to Launch the Satellite in late July/early August 2023 (the “July Opportunity”) has opened which utilizes a mission profile that returns two (2) side cores to the Launch Site, and uses an expendable center core (the “RXR Mission”); WHEREAS, in order to launch the Satellite using the RXR Mission, Contractor needs to perform certain analysis to identify how such mission profile is likely to impact the Satellite and its operations; WHEREAS, Contractor has requested waivers and deviations for non-conformances to the Performance and WHEREAS, the Parties now desire to amend the Contract as further set forth below to, among other things, take advantage of the July Opportunity to Launch the Satellite; NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained in this Amendment No. 5, the Parties agree to amend the Contract as follows: 1. Launch Analysis. Without further charges, fees or costs to Purchaser from Contractor, including without limitation any request for an equitable adjustment under Articles 6 or 18 of the Contract, Contractor agrees to perform the analysis for the coast phase of the Launch and all other Launch Support Services and Mission Operations Support Services for and resulting from the RXR Mission, and use reasonable efforts in doing so to meet the schedule of the Launch Services Agreement, . 2. Insurance. Contractor shall, at its sole cost and expense, timely perform the various insurance support activities described in the Statement of Work and in Article 28.1 of the Contract with regard to any inquiries and/or information requests from insurers of the Satellite that concern Launching the Satellite using the RXR mission. 3. Conditional Delivery Agreement. If and only if the Satellite Launches during the July Opportunity, Contractor and Purchaser hereby agree that the July 2, 2023 Delivery deadline shall be deemed to have been tolled until , and the Satellite shall be deemed to have been Delivered under Article 11 of the Contract (as amended by Amendment 3) as of such that Contractor is not liable for any liquidated damages pursuant to Article 14.3 of the Contract (the “Conditional Delivery Agreement”); provided that the Conditional Delivery Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K

Agreement shall not waive, prejudice or impair in any way either Party’s rights with regard to resolution of the Waiver Requests Matter pursuant to Section 4 below. For the avoidance of doubt, the Satellite Launching during the July Opportunity is an express condition to the effectiveness of the Conditional Delivery Agreement. Such condition may be waived only by EchoStar in its absolute and sole discretion, and subject to such terms as EchoStar may impose in its absolute and sole discretion, and may not be waived by Maxar. In the event the Satellite does not Launch during the July Opportunity for any reason, whether or not attributable to any actual or alleged fault of Maxar or EchoStar, the Conditional Delivery Agreement will be void ab initio and without force or effect, and may not be cited in any Dispute between the Parties, including as to Delivery, tolling of the Delivery deadline or liquidated damages under Article 14.3. In such event, whether and when Delivery occurred, and whether and when liquidated damages under Article 14.3 accrued, will be determined by the terms and conditions of the Contract in effect prior to adoption of this Amendment 5. 4. , 5. Termination. This Amendment No. 5 may be terminated immediately by written notice by either Party (or such other date as the Parties may agree by binding written amendment), that the July Opportunity remains available on terms satisfactory to such Party in its sole discretion. In the event of such termination, this Amendment shall be void ab initio and of no force or effect. 6. Binding Effect; Conflicts. Except as expressly amended by this Amendment No. 5, all terms, conditions, obligations and covenants of the Contract shall remain and continue in full force and effect, without any change whatsoever, and Contractor and Purchaser hereby ratify and confirm the Contract, as amended. In the event of a conflict between this Amendment No. 5 and the Contract, this Amendment No. 5 shall prevail. This Amendment No. 5 will be binding upon, and inure to the benefits of, the heirs, personal representatives, successors and assigns of the Parties. 7. Counterparts. This Amendment No. 5 may be executed in one or more counterparts, each of which, when executed, shall be deemed an original and all of which taken together will constitute one and the same instrument. Execution of this Amendment No. 5 by facsimile or electronically scanned documents shall be effective to create a binding agreement.

EchoStar and Maxar Proprietary \\4155-0229-2296 v2 IN WITNESS WHEREOF, the Parties have executed this Amendment No. 5 by their duly authorized representatives as of the Amendment No. 5 Effective Date. Maxar Space LLC By: Name: Title: EchoStar XXIV L.L.C. By: Name: Title: Christopher Johnson Senior Vice President and General Manager Kaitlyn O'Hara Vice President and Associate General Counsel

EchoStar and Maxar Proprietary \\4155-0229-2296 v2 Attachment 1 List of Non-Conformances RDW -# Waiver/Deviation Applicable Contract document Waiver Summary